Exhibit 23 (a)

                    Sansiveri, Kimball & McNamee, L.L.P.

      55 Dorrance Street                Telephone 401-331-0500
      Providence, RI 02903              Fax 401-331-9040


                       Consent of Independent Auditors
                       -------------------------------




The Board of Director's and Stockholders of Westerbeke Corporation:

We hereby consent to the incorporation by reference in Registration Statements (File No. 33-24435 and 333-25687) on Form S-8 of Westerbeke Corporation of our report dated December 19, 2003, relating to the financial statements of Westerbeke Corporation appearing in the Company's Annual Report on Form 10-K for the year ended October 25, 2003.

By /s/ Sansiveri, Kimball & McNamee, L.L.P.
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Providence, Rhode Island
January 22, 2004


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